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                    meVC DRAPER FISHER JURVETSON FUND I, INC.
                               (d/b/a MVC CAPITAL)
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

           MVC Capital Schedules 2003 Annual Meeting of Shareholders,
                        Announces Six New Board Nominees

               Outgoing Board Names Four New Independent Directors


Menlo Park, CA - January 21, 2003 - MVC Capital (NYSE: MVC), an information technology venture capital fund, today announced the Fund's Annual Meeting of Shareholders will be held on February 28, 2003, and that the Fund's preliminary proxy statement has been filed with the Securities and Exchange Commission.

MVC said its Board of Directors placed all seven open Board seats up for a vote by shareholders at the Annual Meeting. The Board nominated six new candidates for the election, five of whom are independent, along with the Fund's Chief Executive Officer, John M. Grillos.

In addition, MVC announced that its Board named four new independent Directors whose appointment is effective immediately, and that three of the four current Directors resigned.

The new independent Directors are Michael H. Jordan, Laurence R. Hootnick, Vince
H. Tobkin, and Peter J. Locke. Mr. Grillos will continue as a Director on the Board. Mr. Tobkin has been named Chairman of the Board. Directors Larry J. Gerhard, Harold E. Hughes, Jr. and Chauncey F. Lufkin have resigned.

In addition to Mr. Grillos, the nominees who are standing for election at the February 28th Annual Meeting are:

     o Michael H. Jordan. Former Chairman & CEO, CBS Corporation and Westinghouse Electric Corporation. Board member of Dell Computer Corp., Aetna, Inc., i2 Technologies and Screaming Media.

     o Laurence R. Hootnick. Former President & CEO, Maxtor Corp. As a Senior Vice President of Intel, his responsibilities included Finance & Administration and Worldwide Sales & Marketing; also, former President of Intel's Embedded Control & Memory Group. Co-founder of Acuity Ventures.

     o Vince H. Tobkin. Director, Founder & Head, Worldwide Technology and Telecom, Bain Co. Earlier, he founded and was General Partner of Sierra Ventures and Partner of McKinsey & Company's High Technology Practice.

     o Peter J. Locke. Former Managing Director and Head of the Western Region of Citibank Corporate Banking, where he was involved in numerous corporate debt financings. Currently a commercial and financial arbitrator.

     o Frederick M. Hoar. Communications and marketing strategist for leading technology firms, from Fairchild to RCA. He led communications during Apple's IPO and the Lisa and Macintosh launches.

     o James K. Sims. Founder and former CEO of Cambridge Technology Partners, an international management consulting company. Founder and former Chairman &

          CEO of Concurrent Computer Corporation. Co-Founder, Chairman & CEO of GEN3 Partners and board member of RSA Security.

"Success in recruiting a world-class Board of Directors further confirms our belief that MVC Capital has the right strategy at the right time," said Mr. Grillos. "Their skill and experience in the venture capital industry will be invaluable to us as we work to finance the next generation of information technology leaders."

"Our nominees have a record of building shareholder value and have agreed to serve as Directors because each believes that MVC is poised to capitalize on significant opportunities for long-term growth. We believe that the potential of MVC's hybrid model is clearly validated by our early success investing alongside top-tier VCs in leading private information technology companies."

Mr. Grillos said the nominees are well qualified to oversee MVC's investment strategy. Steps the Fund has taken to build shareholder value include:

          o Enhancing MVC's investment strategy by combining the potential for equity returns with the relative stability of debt.

          o Improving MVC's access to market leading companies backed by the best venture capitalists through flexible financing capabilities.

          o Strengthening MVC's investment team by adding professionals with years of experience in venture debt financing, while streamlining the Fund's administration and compliance functions.

          o Initiating a $20 million share repurchase program to enhance liquidity for existing shareholders.

"We appreciate the service of the outgoing Board members and their dedicated contributions in the service of our shareholders," Mr. Grillos said. "Having decided that it was in the best interest of shareholders to run the entire slate of Directors, they worked diligently to ensure a smooth transition prior to their departure."

The Board's nominations come in the wake of a series of challenges by hedge funds that have purchased MVC shares. One hedge fund filed multiple lawsuits against the Fund last year, most of which were dismissed. In one case, however, a Delaware Court said MVC had not adequately disclosed, in past elections, certain Directors' interests in an unrelated company. The Court ordered MVC to put three Board seats up for a new vote early this year.

"Our response goes well beyond what the Court ordered," Mr. Grillos said. "The Board nominated six entirely new candidates with the outstanding qualifications and vision required to support MVC's enhanced investment strategy. The Board acted to provide our shareholders with a clear choice in determining MVC's future."

About MVC Capital

MVC Capital, a business development company, was formed to provide individual investors with the opportunity to invest in venture capital, a historically top-performing asset class previously open only to high-net-worth individuals and institutional investors. The Fund's investment objective is long-term capital appreciation from venture capital investments in information technology companies. MVC Capital utilizes both equity investing and lending to achieve its objective. Additional information on the Fund and its investments may be obtained by writing to MVC Capital, 3000 Sand Hill Road, Building One, Suite 155, Menlo Park, CA 94025, Attention: Secretary, via the website at www.mvccapital.com, or by calling (877) 474-6382.

We encourage you to sign up for MVC Capital's email notification list by clicking on the following link:
http://www.mvccapital.com/mailing_list/subscribe.jsp

Contact:
     MVC Capital
     Brian Matthews, 650/926-7015 (Investors)
          or
     The Abernathy MacGregor Group (Media)
         Mike Pascale/Rhonda Barnat, 212/371-5999


IN CONNECTION WITH THE ABOVE-DESCRIBED MATTERS AND ITS 2003 ANNUAL MEETING OF SHAREHOLDERS, meVC DRAPER FISHER JURVETSON FUND I, INC. (d/b/a MVC CAPITAL) HAS FILED A PROXY STATEMENT AND INTENDS TO FILE OTHER MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CONCERNING MVC CAPITAL AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT HTTP://WWW.SEC.GOV. SHAREHOLDERS MAY ALSO OBTAIN FOR FREE THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY MVC CAPITAL WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE ABOVE-DESCRIBED MATTERS BY DIRECTING A REQUEST TO BRIAN MATTHEWS AT 3000 SAND HILL ROAD, BUILDING ONE, SUITE 155, MENLO PARK, CA 94025 OR 650-926-7015.

MVC CAPITAL AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM MVC CAPITAL SHAREHOLDERS WITH RESPECT TO THE ABOVE-DESCRIBED MATTERS. INFORMATION REGARDING THESE DIRECTORS AND EXECUTIVE OFFICERS AND THEIR OWNERSHIP OF MVC CAPITAL COMMON STOCK IS SET FORTH IN MVC CAPITAL'S PROXY STATEMENT FOR ITS 2003 ANNUAL MEETING OF SHAREHOLDERS. ADDITIONAL INFORMATION REGARDING THESE DIRECTORS AND EXECUTIVE OFFICERS AND THEIR INTERESTS IS INCLUDED IN THE PROXY STATEMENT.

STATEMENTS IN THIS ANNOUNCEMENT OTHER THAN HISTORICAL DATA AND INFORMATION CONSTITUTE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO, RECENT CHANGES IN SENIOR MANAGEMENT, FLUCTUATIONS IN OPERATING RESULTS, MARKET CONDITIONS, CHANGES IN TECHNOLOGY, INCREASED COMPETITION AND OTHER RISKS IDENTIFIED BY MVC CAPITAL FROM TIME TO TIME IN ITS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.